UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 30, 2015.

CTPARTNERS EXECUTIVE SEARCH INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34993	52-2402079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, 3rd Floor, New York, New York	10036
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (212) 588-3500
(N/A)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On January 30, 2015, CTPartners Executive Search Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC (the “Underwriter”) in connection with the offer and sale by the Company of 1,454,059 shares of common stock, par value $0.001 per share (the “Shares”), at a public offering price of $3.44 per Share (the “Offering”). The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriter against certain liabilities arising out of or in connection with the Offering. The Underwriting Agreement superseded a prior agreement between the Company and the Underwriter that was entered into earlier in the day on January 30, 2015 that related to a proposed offering of 1,666,667 shares of common stock at a public offering price of $3.00 per share. The changes in the terms of the Offering did not affect the net proceeds to the Company and were made to assure that the Offering would not require stockholder approval under NYSE MKT rules.
The net proceeds to the Company of the Offering are estimated to be $4.2 million, after giving effect to underwriting discounts and commissions and estimated expenses of the offering. The closing of the Offering is expected to take place on or about February 4, 2015, subject to the satisfaction of customary closing conditions.
The Offering is registered pursuant to a shelf registration statement on Form S-3 (SEC File No. 333-197876) filed with the U.S. Securities and Exchange Commission on August 5, 2014 and declared effective on August 20, 2014, and a related Prospectus Supplement dated January 30, 2015.
The Underwriting Agreement is being filed as Exhibit 1.1 to this Current Report on Form 8-K.
Item 8.01.    Other Events.
Baker & Hostetler LLP, counsel to the Company, has issued an opinion to the Company, dated January 30, 2015, regarding the Shares to be sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.
Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits

1.1	Underwriting Agreement, dated as of January 30, 2015, between CTPartners Executive Search Inc. and Craig-Hallum Capital Group LLC
5.1     Legal Opinion of Baker & Hostetler LLP
23.1    Consent of Baker & Hostetler LLP (included in Exhibit 5.1 above)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CTPartners Executive Search Inc.
Date: February 2, 2015    By: /s/ William J. Keneally
William J. Keneally
Chief Financial Officer

EXHIBIT INDEX

1.1	Underwriting Agreement, dated as of January 30, 2015, between CTPartners Executive Search Inc. and Craig-Hallum Capital Group LLC

5.1	Legal Opinion of Baker & Hostetler LLP

23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5.1 above)